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                                                                     Exhibit 5.1

                                               November 26, 1996





The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017
Ladies and Gentlemen:

           This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Abbreviated Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), by The Chase Manhattan Corporation, a Delaware corporation ("Chase"), and Chase Capital I, Chase Capital II and Chase Capital III, each a Delaware business trust (the "Trusts", and together with Chase, the "Registrants"), which Registration Statement relates to (i) preferred securities representing beneficial ownership interests in such Trusts (the "Preferred Securities"), (ii) junior subordinated deferrable interest debentures (the "Debentures") to be issued by Chase and (iii) unconditional and irrevocable guarantees (the "Guarantees" and each a "Guarantee") of the obligations of the Trusts under the Preferred Securities that may be issued by Chase. The Abbreviated Registration Statement relates to the Registrant's registration statement on Form S-3 (File Nos. 333-14959, 333-14959-01, 333-14959-02 and 333-14959-03) (the "Initial Registration
Statement").
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The Chase Manhattan Corporation   -2-                  November 26, 1996



           We have examined an executed copy of the Abbreviated Registration Statement and all exhibits thereto. We have also examined (i) the form of Junior Subordinated Indenture (the "Indenture") between Chase and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), as filed as an exhibit to the Initial Registration Statement, pursuant to which the Debentures, are to be issued and (ii) the forms of Guarantee Agreement (the "Guarantee Agreements" and each a "Guarantee Agreement") to be executed by Chase and The Bank of New York, as Guarantee Trustee (the "Guarantee Trustee"), as filed as an exhibit to the Initial Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Chase, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

           In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Act at the time of issuance, offering and sale of any such Preferred Securities, Debentures or Guarantees.
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The Chase Manhattan Corporation   -3-                  November 26, 1996



           Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                1. With respect to the Debentures to be issued under the Indenture, when (i) such Indenture has been duly authorized and validly executed and delivered by Chase and by the Debenture Trustee, (ii) the Board of Directors of Chase (the "Board") has taken all necessary corporate action to approve the issuance and specific terms of such Debentures, and (iii) such Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture upon payment of the consideration therefor as contemplated by the Registration Statement, such Debentures will constitute valid and legally binding obligations of Chase, enforceable against Chase in accordance with their terms.

                2. With respect to the Guarantee to be issued under each Guarantee Agreement, when (i) such Guarantee Agreement has been duly authorized and validly executed and delivered by Chase and by the Guarantee Trustee, (ii) the Board has taken all necessary corporate action to approve the issuance and specific terms of such Guarantee and (iii) such Guarantee, has been duly executed, authenticated, issued and delivered in accordance with the provisions of such Guarantee Agreement, such Guarantee will constitute a valid and legally binding obligation of Chase, enforceable against Chase in accordance with its terms.

           Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

           We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.
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The Chase Manhattan Corporation   -4-                  November 26, 1996


           We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Securities" in the Prospectus and Prospectus Supplement forming a part of the Initial Registration Statement.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett
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                                       SIMPSON THACHER & BARTLETT